Exhibit 99.3

Non-GAAP Financial Measures

Adjusted Net Income is a Non-GAAP financial measure (GAAP refers to generally accepted accounting principles) which excludes certain non-cash mark-to-market derivative financial instruments. Adjusted income from continuing operations further excludes gains and losses on disposal of discontinued operations, income and losses from discontinued operations, impairment losses and dry hole expense. Energen believes that excluding the impact of these items is more useful to analysts and investors in comparing the results of operations and operational trends between reporting periods and relative to other oil and gas producing companies.

	Quarter Ended 9/30/2014
Energen Net Income ($ in millions except per share data)	Net Income	Per Diluted Share
Net Income (GAAP)	457.3	6.22
Non-cash mark-to-market gains (net of $53.1 tax)	(94.1)	(1.28)
Asset impairment (net of $65.1 tax)	113.9	1.55
Dry hole expense (net of $2.8 tax)	4.8	0.07

Adjusted Net Income from All Operations (Non-GAAP)	481.8	6.56

Loss from discontinued operations (net of $2.5 tax)	3.5	0.05
Gain on disposal of discontinued operations (net of $286.3 tax)	(440.1)	(5.99)

Adjusted Income from Continuing Operations (Non-GAAP)	45.2	0.62

	Quarter Ended 9/30/2013
Energen Net Income ($ in millions except per share data)	Net Income	Per Diluted Share
Net Income (GAAP)	(19.3)	(0.27)
Non-cash mark-to-market losses (net of $23.3 tax)	40.3	0.56
Dry hole expense (net of $0.5 tax)	0.9	0.01

Adjusted Net Income from All Operations (Non-GAAP)	21.9	0.30

Loss from discontinued operations (net of $5.7 tax)	9.0	0.12
Loss on disposal of discontinued operations (net of $8.9 tax)	15.7	0.22

Adjusted Income from Continuing Operations (Non-GAAP)	46.6	0.64

	Year-to-Date Ended 9/30/2014
Energen Net Income ($ in millions except per share data)	Net Income	Per Diluted Share
Net Income (GAAP)	502.6	6.86
Non-cash mark-to-market gains (net of $19.5 tax)	(34.5)	(0.47)
Asset impairment (net of $65.1 tax)	113.9	1.56
Dry hole expense (net of $2.8 tax)	4.8	0.07

Adjusted Net Income from All Operations (Non-GAAP)	586.9	8.01

Income from discontinued operations (net of $18.1 tax)	(30.4)	(0.42)
Gain on disposal of discontinued operations (net of $285.7 tax)	(439.1)	(5.99)

Adjusted Income from Continuing Operations (Non-GAAP)	117.4	1.60

	Year-to-Date Ended 9/30/2013
Energen Net Income ($ in millions except per share data)	Net Income	Per Diluted Share
Net Income (GAAP)	120.5	1.67
Non-cash mark-to-market losses (net of $17.7 tax)	30.7	0.43
Dry hole expense (net of $0.5 tax)	0.9	0.01

Adjusted Net Income from All Operations (Non-GAAP)	152.1	2.10

Income from discontinued operations (net of $24.2 tax)	(39.9)	(0.55)
Loss on disposal of discontinued operations (net of $8.9 tax)	15.7	0.22

Adjusted Income from Continuing Operations (Non-GAAP)	127.9	1.77

Note: Amounts may not sum due to rounding

Non-GAAP Financial Measures

Earnings before interest, taxes, depreciation, depletion, amortization and exploration expenses (EBITDAX) is a Non-GAAP financial measure (GAAP refers to generally accepted accounting principles). Adjusted EBITDAX from continuing operations further excludes income and losses from discontinued operations, gains and losses on disposal of discontinued operations, certain non-cash mark-to-market derivative financial instruments, impairment losses and dry hole expense. Energen believes these measures allow analysts and investors to understand the financial performance of the company from core business operations, without including the effects of capital structure, tax rates and depreciation. Further, this measure is useful in comparing the company and other oil and gas producing companies.

Reconciliation To GAAP Information	Quarter Ended 9/30
($ in millions)	2014	2013
Energen Net Income (GAAP)	457.3	(19.3)
Interest expense	11.5	10.1
Income tax expense	16.1	3.1
Depreciation, depletion and amortization	139.1	124.9
Asset impairment	179.1	—
Accretion expense	1.9	1.8
Exploration expense	8.3	8.9
Adjustment for mark-to-market (gains) losses	(147.3)	63.6
Adjustment for (income) loss from discontinued operations, net of tax	3.5	9.0
Adjustment for (gain) loss on disposal of discontinued operations, net of tax	(440.1)	15.7

Energen Adjusted EBITDAX from Continuing Operations (Non-GAAP)	229.3	217.9

Note: Amounts may not sum due to rounding